UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2010

NB&T FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

OHIO	0-23134	31-1004998
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer I.D. No.)

48 N. South Street, Wilmington, Ohio 45177

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (937) 382-1441

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events.

The following was contained in a press release issued by NB&T Financial Group, Inc., on or about December 14, 2010:

NB&T Financial Group, Inc. (Nasdaq: NBTF), parent company of The National Bank and Trust Company, Wilmington, Ohio, has declared a dividend of $.30 per share payable January 24, 2011 to shareholders as of record December 31, 2010. This dividend represents an increase of $0.01, or 3.4%, from the previous quarter’s dividend and the dividend declared in December 2009. John J. Limbert, President and CEO, commented, “We have worked hard this year to increase shareholder value, and our earnings through the first three quarters of this year were well ahead of last year’s results. This increase in dividend is our tangible way of sharing this value increase with our shareholders.”

The Board of Directors also approved two additional expense items expected to occur during the fourth quarter of 2010. First, National Bank and Trust expects to prepay a Federal Home Loan Bank borrowing originally due in September 2011. Secondly, National Bank and Trust intends to allocate the remaining shares in the employee stock ownership plan to participating employees in 2010. Originally, the last remaining allocation was expected to occur in 2011. These two expense items in total are currently expected to reduce this year’s and the fourth quarter’s pre-tax earnings between $600,000 and $700,000.

NB&T Financial had, as of September 30, 2010, total assets of $692 million, cash management accounts totaling $47 million, and trust assets with a market value of $165 million, resulting in a total of $904 million in assets under management, and currently operates 23 full service offices in seven Ohio counties.

FORWARD-LOOKING STATEMENTS

The preceding statements regarding the future expense items are generally forward-looking in nature and not historical facts. Results could differ materially from those expressed in such forward-looking statements due to a number of factors, including (1) changes in interest rates; (2) changes in laws and regulations, including changes in accounting standards; (3) changes in policy by regulatory agencies; (4) changes in the securities markets; (5) and unexpected changes in the financial condition of NB&T Financial for any other reason. Any forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions, and actual results could differ materially from those contemplated by those forward-looking statements. NB&T Financial disclaims any duty to update any forward-looking statements, all of which are qualified by the statements in this section; to provide any forward-looking statements in the future; or to report material financial information before required by applicable law. See Item 1.A. “Risk Factors” in NB&T Financial’s annual report on Form 10-K for the fiscal year ended December 31, 2009, for further discussion of the risks affecting the business of NB&T Financial and the value of an investment in its shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NB&T Financial Group, Inc.

By:	/s/ Craig F. Fortin
Craig F. Fortin
Senior Vice President,
Chief Financial Officer

Date: December 14, 2010